Exhibit 99.1

CROSS REFERENCE SHEET

Information Relating to Provincial Debt	Location in 2021 British Columbia Financial and Economic Review (the “Review” (1)) included as Exhibit (e), or in an additional Exhibit to this Annual Report

PROVINCE OF BRITISH COLUMBIA
General Description of the Province	Pages 53-54
Constitutional Framework	Page 54-55

THE ECONOMY
Recent Economic Developments	Pages 3-15, 20-34
Economic Structure and Primary Industries	Pages 3-14, 70-77
Capital Investment	Pages 31-41, 85
Foreign Trade	Pages 5-7, 86-87
Labour Market and Employment	Pages 8-9, 70-71, 84

PROVINCIAL REVENUE AND EXPENDITURE
Financial Administration and Reporting	Pages 20-49

Summary Statements of Consolidated Revenue Fund
Revenue and Expenditure	Pages 22-34, 39-41, 97, 100-103
Unaudited Financial Results	Pages 97-105
Major Sources of Revenue	Pages 21-25, 28, 100-101
Expense by Function	Pages 31-41, 102-103

GOVERNMENT CORPORATIONS
Government Corporation Debt	Pages 42-45, 106-108; Exhibit 99.3

DEBT OF THE PROVINCE
Direct and Guaranteed Debt	Pages 42-45, 106-108; Exhibit 99.3
Financing Requirements	Exhibit 99.3
Sinking Fund Management	Exhibit 99.3

CONSOLIDATED FUNDED DEBT OF THE
PUBLIC SECTOR	Exhibit 99.3

CANADIAN FOREIGN EXCHANGE RATE AND
INTERNATIONAL RESERVES	Exhibit 99.3

DETAILED FINANCIAL STATEMENTS OF THE
PROVINCE
Statement of Consolidated Revenue Fund Revenue by Source	Pages 100-101
Statement of Consolidated Revenue Fund Expense by Function	Pages 102-103
Statement of Direct Funded and Unfunded Debt	Exhibit 99.3
Statement of Guaranteed Funded Debt	Exhibit 99.3
Statement of Non-Guaranteed Debt	Exhibit 99.3
Pension Funds	Pages 46-47

(1) Page numbers indicate the location of information in the Review.

1